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                                                                    EXHIBIT 3.89

               IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

                                 STATE OF HAWAII



In the Matter of the Incorporation

         of

RQI HOLDINGS, LTD.

                            ARTICLES OF INCORPORATION
                            -------------------------
                                (HRS ss. 4 14-32)

         The undersigned individual, for the purpose of forming a corporation under the laws of the State of Hawaii, does hereby make and execute these Articles of Incorporation:

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

         The name of the Corporation is RQI Holdings, Ltd.

                                   ARTICLE II

                            INITIAL OFFICES AND AGENT
                            -------------------------

         SECTION 2.1 INITIAL PRINCIPAL OFFICE. The mailing address of the initial principal office of the Corporation is 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815.

         SECTION 2.2 INITIAL REGISTERED OFFICE AND REGISTERED AGENT. The street address of the initial registered office of the Corporation, and the name of its initial registered agent at its initial registered office, is The Corporation Company, Inc., 1000 Bishop Street, Honolulu, Hawaii 96813.

                                   ARTICLE III

                                     SHARES

         The Corporation is authorized to issue one thousand (1,000) common shares all of the same class.


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                                   ARTICLE IV

                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator is David F.E. Banks, 1000 Bishop Street, Suite 1500, Honolulu, Hawaii 96815.

         I certify that I have read the above statements and that the same are true and correct to the best of my knowledge and belief.

         Signed this 22nd day of May 2003.



                                       /s/ David F.E. Banks
                                       -----------------------------------------
                                       David F.E. Banks
                                       Incorporator


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